Exhibit 99.1




December 7, 2004

R.W. Baird & Co. Incorporated
125 S. Kalamazoo Mall
Kalamazoo, MI 49007


Ladies/Gentlemen:

Effective today I hereby amend each of my two "Pre-Programmed Executive Stock Sale Plans", delivered to you on or about November 29, 2004 covering, respectively, 6,860 and 6,859 shares of the common stock of Ligand Pharmaceuticals Incorporated, as follows:

     On page one of each Plan, in paragraph 1 "Plan Term", the starting date "April 1, 2005" is deleted and replaced with "May 12, 2005".

     On page one of each Plan, in paragraph 1 "Plan Term", the termination date "November 1, 2005" is deleted and replaced with "November 12, 2005".

Sincerely,

/S/ MARTIN D. MEGLASSON


Martin D. Meglasson, Ph.D.
Vice President, Discovery Research




Corporate acknowledgement:


/S/ WARNER R. BROADDUS


Warner R. Broaddus
General Counsel, Vice President, and Secretary